Exhibit 99.1

Bowne & Co., Inc.
55 Water Street
New York, NY 10041
(212) 924-5500
Fax: (212) 658-5871

NEWS RELEASE

Bowne Media Contact:	Bowne Investor Relations Contact:
Pamela Blum Director of Corporate Communications 212-658-5884 pamela.blum@bowne.com	Bryan Berndt Treasurer 212-658-5817 bryan.berndt@bowne.com

RR Donnelley Media Contact:	RR Donnelley Investor Relations Contact:
Doug Fitzgerald Executive Vice President, Communications 630-322-6830 doug.fitzgerald@rrd.com	Dave Gardella Vice President, Investor Relations 312-326-8155 david.a.gardella@rrd.com

FOR IMMEDIATE RELEASE

RR DONNELLEY RECEIVES NOTIFICATION FROM THE FEDERAL TRADE COMMISSION THAT INVESTIGATION OF ITS
PROPOSED ACQUISITION OF BOWNE & CO., INC. HAS BEEN CLOSED

CHICAGO & NEW YORK, November 22, 2010 - R. R. Donnelley & Sons Company (NASDAQ:RRD) and Bowne & Co., Inc. (NYSE:BNE) jointly announced today that they received notification from the Federal Trade Commission that its investigation of RR Donnelley’s proposed acquisition of Bowne & Co. has been closed and that no additional action by the Commission is warranted at this time. Pending notification by the FTC that the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act for the proposed acquisition of Bowne by RR Donnelley has been terminated, RR Donnelley and Bowne expect to promptly complete the transaction, which remains subject to the satisfaction of other customary closing conditions.

About RR Donnelley
RR Donnelley (NASDAQ:RRD) is a global provider of integrated communications. Founded more than 146 years ago, the company works collaboratively with more than 60,000 customers worldwide to develop custom communications solutions that reduce costs, enhance ROI and ensure compliance. Drawing on a range of proprietary and commercially available digital and conventional technologies deployed across four continents, the company employs a suite of leading Internet based capabilities and other resources to provide premedia, printing, logistics and business process outsourcing products and services to leading clients in virtually every private and public sector.

For more information, and for RR Donnelley’s Corporate Social Responsibility Report, visit the company’s web site at www.rrdonnelley.com.

About Bowne
Bowne provides shareholder and marketing communications services around the world. Dealmakers rely on Bowne to handle critical capital markets communications with speed and accuracy. Compliance professionals turn to Bowne to prepare and file regulatory and shareholder communications online and in print. Investment managers and third party fund administrators count on Bowne’s integrated solutions to streamline their document processes and produce high quality communications for their shareholders. Marketers look to Bowne to create and distribute customized, one-to-one communications on demand. With 2,700 employees in 50 offices around the globe, Bowne has met the ever-changing demands of its clients for more than 230 years. For more information, please visit www.bowne.com.

Use of Forward-Looking Statements
This news release may contain “forward-looking statements” as defined in the U.S. Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date of this news release and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. Such factors include, among others, unanticipated issues associated with obtaining approvals to complete the transaction or other unexpected issues that could impact the closing of the deal. Readers are strongly encouraged to read the full cautionary statements contained in each of RR Donnelley’s and Bowne’s filings with the SEC. Both RR Donnelley and Bowne disclaim any obligation to update or revise any forward-looking statements.

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